UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2016

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9314	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3333 Lee Parkway, Suite 600

Dallas, TX 75219

(Address of principal executive offices) (Zip Code)

(214) 214-665-9495

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Abeona Therapeutics Inc. ("Abeona" or “Company”), entered into an agreement (“Agreement”) with EB Research Partnership (“EBRP”) and Epidermolysis Bullosa Medical Research Foundation (“EBMRF”) to collaborate on gene therapy treatments for epidermolysis bullosa (“EB”). The Agreement became effective on the execution of two licensing agreements with The Board of Trustees of Leland Stanford Junior University (“Stanford”) described below.

EBRP and EBMRF have the contractual right to license from Stanford EB-101 (LZRSE-Col7A1 Engineered Autologous Epidermal Sheets (LEAES)), and wishes to have Abeona exercise such rights and enter into a license with Stanford for such technology, and perform preclinical development and perform clinical trials of a gene therapy treatment for Epidermolysis Bullosa based upon such in-licensed technology. Abeona shall also enter into a license with Stanford for the AAV-based gene therapy EB-201 (AAV DJ COL7A1) technology, and Abeona shall perform preclinical development and perform clinical trials of a gene therapy treatment for EB based upon such in-licensed technology.

In connection with the Agreement Abeona will issue to EBRP and EBMRF an aggregate of 750,000 unregistered shares of Abeona Common Stock, $0.01par value per share.

On August 3, 2016 we also entered into two licensing agreements between us and Stanford to develop EB-101 (LZRSE-Col7A1 Engineered Autologous Epidermal Sheets (LEAES)) and EB-201 (AAV DJ COL7A1). And the second agreement to license the invention “Gene Therapy for Recessive Dystrophic EB using Genetically Corrected Autologous Keratinocytes”. Under the terms of the licensing agreements, we will pay a upfront licensing fees in cash, annual license maintenance fees and subject to the achievement of certain milestones, regulatory approval milestone payments, and royalty payments on annual net sales of the licensed product.

Item 3.02. Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report on Form 8-K, as part of the Agreement Abeona will issue an aggregate of 750,000 unregistered shares of Abeona Common Stock, $0.01 par value, 375,000 each to EBRP and EBMRF. The offer, sale, and issuance of the shares of Abeona common stock are exempt from registration pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. The recipients of securities under the Agreement agreed that day are acquiring the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends are to be affixed to the securities to be issued in conjunction with the Agreement. The shares will be subject to restrictions on selling, transferring or otherwise disposing of such shares. These restrictions shall lapse with respect to an aggregate 250,000 shares on the first anniversary of the issue date; and with respect to an additional aggregate 500,000 shares on the second anniversary of the issue date. We have an option to acquire an additional license in the future for an additional amount shares as set forth in the Agreement.

Item 8.01.  Other Events

On August 9, 2016, we issued a press release announcing the definitive agreement entitled “Abeona Therapeutics, EB Research Partnership and EB Medical Research Foundation to Collaborate on Epidermolysis Bullosa (EB) Treatments”. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated August 9, 2016, entitled “Abeona Therapeutics, EB Research Partnership and EB Medical Research Foundation to Collaborate on Epidermolysis Bullosa (EB) Treatments”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc.
(Registrant)

By:	/s/ Stephen B. Thompson
Stephen B. Thompson Vice President Finance Chief Accounting Officer

Date:  August 9, 2016

EXHIBIT INDEX

Exhibit Number

99.1	Press release dated August 9, 2016, entitled “Abeona Therapeutics, EB Research Partnership and EB Medical Research Foundation to Collaborate on Epidermolysis Bullosa (EB) Treatments”